UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

ERIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 2250, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Finance Facility

On February 6, 2017, Erin Energy Corporation (the “Company”) and its subsidiary, Erin Petroleum Nigeria Limited (“EPNL”), entered into a Pre-export Finance Facility Agreement (the “Finance Facility”) with The Mauritius Commercial Bank Limited, as mandated lead arranger, agent, security agent, original lender and issuing bank ( “MCB”). The Finance Facility provides for a total commitment of $100.0 million and is supported by a guarantee from The Standard Bank of South Africa Limited (“SBSA”), as named guarantor, which guarantee is facilitated by the Public Investment Corporation SOC Ltd. (“PIC”), the Company’s second largest shareholder. The PIC guarantee is made with recourse to the Company pursuant to the Company’s entry into the Financing Support Agreement with PIC (as defined and described below).

In connection with the Finance Facility, and as a condition precedent to the initial drawdown thereunder, EPNL entered into an exclusive off-take contract with Glencore Energy UK Ltd. dated January 18, 2017 (the “Off-take Contract”) for EPNL’s entire volumes of oil produced from Oil Mining Leases 120 and 121 located offshore Nigeria (the “OMLs”). Pursuant to the Finance Facility, EPNL is required to comply with the terms of the Off-take Contract, ensure payments and deliveries of oil and notify MCB of any failures under such contract and ensure that it receives a fair market price for delivered oil.

The Finance Facility is supported by the SBSA guarantee as facilitated by PIC, the assignment of the Off-take Contract and the assignment by way of security of certain accounts, including a debt service reserve account, as set forth in the Finance Facility. EPNL is required to deposit $10.0 million at the closing of the Finance Facility into the debt service reserve account with MCB and maintain that balance for so long as borrowings are outstanding under the Finance Facility. The aforementioned guarantee and security agreements must be entered into by the parties thereto as conditions precedent to the initial drawdown on the Finance Facility.

EPNL may make drawdowns under the Finance Facility by way of loans and/or letters of credit until June 30, 2017 after which the remaining balance of MCB's commitment may be deposited into a capital expenditure reserve account for payment of invoices expected to be payable within six months after June 30, 2017. Borrowings under the Finance Facility bear interest at three-month LIBOR plus a 6% margin. After a grace period that ends on June 30, 2017, the Finance Facility will be repaid in accordance with the following repayment schedule:

Repayment Date	Repayment Installment (USD)
30 June 2017	500,000
30 September 2017	10,000,000
31 December 2017	10,000,000
31 March 2018	10,500,000
30 June 2018	10,500,000
30 September 2018	10,500,000
31 December 2018	10,500,000
31 March 2019	10,500,000
30 June 2019	10,500,000
30 September 2019	10,500,000
31 October 2019	2,000,000
30 November 2019	2,000,000
31 December 2019	2,000,000

The Finance Facility includes customary fees, including a commitment fee, structuring fee, underwriting fee, management fee, fees payable in respect of utilization of the Finance Facility by way of letter of credit and other fees. EPNL may only use the drawdowns to pay fees and costs associated with the Finance Facility, fund the debt service reserve account and fund capital expenditures, or the capital expenditure reserve account, related to the development of the OMLs.

EPNL is subject to certain covenants under the terms of the Finance Facility that include, but are not limited to, the maintenance of the following financial ratios:

(1) a Debt Service Cover Ratio (as defined in the Finance Facility) that is equal to or greater than 1.2 to 1. The Debt Service Cover Ratio measures the ratio of EPNL’s projected gross revenues less projected gross expenditures for the stated period plus the amounts held in certain of its bank accounts (including the Debt Service Reserve Account (as defined in the Finance Facility)) to all amounts due under the Finance Facility during each applicable calculation period; and

(2) a PXF Life Cover Ratio (as defined in the Finance Facility) that is equal to or greater than 1.2 to 1. The PXF Life Cover Ratio measures the ratio of EPNL’s projected gross revenues less projected gross expenditures for the stated period plus the amounts held in certain of its bank accounts to all amounts outstanding under the Finance Facility less amounts in the Debt Service Reserve Account.

If at any date on which a loan is made or letter of credit is issued or at the end of each quarter either of these ratios is less than 1.2 to 1 but is more than 1.0 to 1, EPNL is required to prepay, within ten business days, the relevant portion of the loans.

The Finance Facility also places restrictions on the Company and EPNL with respect to dispositions of assets or working interests, the incurrence of security interests, indebtedness or guarantees of obligations and other matters. The Finance Facility also requires that the Company and EPNL maintain their assets in good working order and condition and ensure that any unsecured or unsubordinated claims of MCB rank at least pari passu with the claims of other unsecured and unsubordinated creditors.

The Finance Facility is subject to conditions to closing as is customary with such facilities and customary events of default. If an event of default occurs and is continuing, MCB may accelerate amounts due under the Finance Facility, demand payment under the SBSA guarantee and exercise other remedies. In the event of a change of control, which includes PIC ceasing to be a direct shareholder of the Company and the sale of all or substantially all of the assets of either the Company or EPNL, MCB is not obligated to make further loans and may accelerate any amounts due under the Finance Facility.

The foregoing description of the Finance Facility is not complete and is qualified by reference to the full text of the Finance Facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Financing Support Agreement

In connection with the Finance Facility, the Company and PIC also entered into the Financing Support Agreement on February 6, 2017 (the “Financing Support Agreement”). Pursuant to the Financing Support Agreement, PIC agrees to apply for, request and authorize SBSA, or any other reputable commercial bank acceptable to MCB, to issue a bank guarantee in favor of MCB in the amount of $100.0 million. The issuance of a guarantee in favor of MCB by SBSA or another reputable commercial bank is a condition precedent to the closing of the Finance Facility.

In consideration for this undertaking, the Company has agreed to pay PIC an upfront fee equal to 250 basis points on the guarantee amount and issue to PIC warrants to purchase a number of shares of the Company’s common stock in an amount equal to the guarantee amount multiplied by 20% divided by the closing market price of the Company’s common stock on the day that EPNL receives funds under the Finance Facility, with an exercise price equal to such closing market price. The Company also has agreed to indemnify PIC from and against certain claims and losses. The amount of any and all indemnifiable losses suffered by PIC agreed or otherwise required to be paid by the Company will be paid in cash or, at the option of PIC, may be paid in newly issued shares of the Company’s common stock.

The foregoing description of the Financing Support Agreement is not complete and is qualified by reference to the full text of the Financing Support Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Override Deed

In connection with the Finance Facility, the Company, EPNL, MCB and the Company’s existing secured lender Zenith Bank PLC (“Zenith”) also entered into the Override Deed on February 8, 2017 (the “Override Deed”). The Override Deed establishes, inter alia, pro-rata rights of MCB and Zenith in respect of the proceeds from the Off-take Contract, governs the mechanics of any enforcement action by the creditors and sets out pro-rata sharing of enforcement proceeds between

MCB and Zenith. The Override Deed also grants the necessary consents to EPNL’s entry into the Finance Facility and related documents.

The foregoing description of the Override Deed is not complete and is qualified by reference to the full text of the Override Deed, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 6, 2017, the Company entered into the Finance Facility as described under Item 1.01 above. The description of the Finance Facility under Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

Pursuant to the Financing Support Agreement and upon the closing of the Finance Facility, the Company will issue to PIC warrants to purchase a number of shares of the Company’s common stock. The information set forth under Item 2.03 regarding the issuances of the warrants to PIC is hereby incorporated into this Item 3.02 by reference.

The warrants issued to PIC are exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder and pursuant to Regulation S for offshore transactions involving non-U.S. persons. The warrants described above will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the securities may be offered and sold only in transactions that are exempt from registration under the Securities Act and the securities laws of any other applicable jurisdiction. This exemption is based on certain representations made by PIC to the Company.

Item 8.01    Other Events.

On February 9, 2017, the Company issued a press release announcing that it had entered into the Finance Facility and the Financing Support Agreement. A copy of the press release is filed as Exhibit 99.1 to this report, which is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

10.1	Pre-export Finance Facility Agreement between Erin Energy Corporation, Erin Petroleum Nigeria Limited and The Mauritius Commercial Bank Limited, dated February 6, 2017.
10.2	Financing Support Agreement between Erin Energy Corporation and the Public Investment Corporation SOC Ltd., dated February 6, 2017.
10.3	Override Deed between Erin Energy Corporation, Erin Petroleum Nigeria Limited, Zenith Bank PLC and The Mauritius Commercial Bank Limited, dated February 8, 2017.
99.1	Press release issued by Erin Energy Corporation, dated February 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERIN ENERGY CORPORATION

By:	/s/ Daniel Ogbonna
Daniel Ogbonna
Senior Vice President and Chief Financial Officer

Date: February 9, 2017